SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2006

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On October 10, 2006, United States Cellular Corporation (“U.S. Cellular”) issued a news release announcing its results of operations for the second quarter of 2006 and certain other information.  A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01. Other Matters.

On October 10, 2006, U.S. Cellular filed with the Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q (“Form 10-Q”) for the period ended June 30, 2006.

As previously disclosed, U.S. Cellular determined to restate its financial results for each of the three years in the period ended December 31, 2004, including quarterly information for 2004 and 2003, and certain selected financial data for 2001 and 2000. U.S. Cellular also determined to restate its Forms 10-Q for the periods ended March 31, 2005 and June 30, 2005. As a result, U.S. Cellular delayed the filing of its Form 10-Q for the period ended September 30, 2005. Such restatements and the Form 10-Q for the period ended September 30, 2005 were filed on April 26, 2006.

It was necessary for U.S. Cellular to complete and file the restatements and its Form 10-Q for the period ended September 30, 2005 before it could complete and file its Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2005. As a result, such Form 10-K was not filed by the extended due date of March 31, 2006. U.S. Cellular filed the Form 10-K for the year ended December 31, 2005 on July 28, 2006.

It was also necessary for U.S. Cellular to complete and file the restatements, its Form 10-Q for the period ended September 30, 2005 and its Form 10-K for the year ended December 31, 2005 before it could complete and file its Form 10-Q for the period ended March 31, 2006. Such Form 10-Q was not filed by the extended due date of May 15, 2006. U.S. Cellular filed the Form 10-Q for the period ended March 31, 2006 on August 25, 2006.

It was also necessary for U.S. Cellular to complete and file its Form 10-Q for the period ended March 31, 2006, before it could complete and file its Form 10-Q for the period ended June 30, 2006. Such Form 10-Q was not filed by the extended due date of August 14, 2006. As noted above, U.S. Cellular filed the Form 10-Q for the period ended June 30, 2006 on October 10, 2006.

The restatements and late filings resulted in defaults under the revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between a subsidiary of U.S. Cellular and a counterparty. U.S. Cellular did not fail to make any scheduled payment of principal or interest under such revolving credit agreement or forward contracts. U.S. Cellular received waivers from the lenders and the counterparty under such agreements pursuant to which such defaults were waived, subject to the satisfaction of certain conditions. As a result of the filing of the restatements, the Form 10-Q for the period ended September 30, 2005, the Form 10-K for the year ended December 31, 2005 and the Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006, all conditions have been satisfied and U.S. Cellular is in compliance with all terms and conditions of such revolving credit agreement and forward contracts.

In addition, the late filings resulted in non-compliance under a debt indenture. U.S. Cellular did not fail to make any scheduled payment of principal or interest under such indenture. As a result of the filing of the restatements, the Form 10-Q for the period ended September 30, 2005, the Form 10-K for the year ended December 31, 2005 and the Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006, all conditions have been satisfied and U.S. Cellular is in compliance with all terms and conditions of such indenture.

As previously disclosed, U.S. Cellular received a notice from the staff of the American Stock Exchange (“AMEX”) indicating that U.S. Cellular was not in compliance with AMEX listing standards, due to the late filings and the failure to distribute its annual report to shareholders for the year ended December 31, 2005. The annual report was distributed on August 14, 2006. As a result of the filing of the Form 10-Q for the period ended September 30, 2005, the Form 10-K for the year ended December 31, 2005 and the Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006, and the distribution of its annual report to shareholders for the year ended December 31, 2005, U.S. Cellular is in compliance with American Stock Exchange listing standards.

Also as previously disclosed, U.S. Cellular received a notice from the staff of the New York Stock Exchange (“NYSE”) indicating that U.S. Cellular was not in compliance with listing standards relating to its debt listed on the NYSE, due to the late filings. As a result of the filing of the Form 10-Q for the period ended September 30, 2005, the Form 10-K for the year ended December 31, 2005 and the Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006, U.S. Cellular is in compliance with New York Stock Exchange listing standards.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  October 10, 2006

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Earnings Press Release dated October 10, 2006

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement